Exhibit (a)(7)

DWS VARIABLE SERIES II

Amended and Restated Establishment and Designation of Series and
Classes of Shares of Beneficial Interest, Without Par Value

WHEREAS, the Trustees of DWS Variable Series II (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), dated June 2, 2008, as amended, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series” composed of “Shares”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective May 1, 2009, amended and restated the Trust’s Prior Designations, the terms of the amended and restated designation to supersede any terms set forth in the Prior Designations;

WHEREAS, pursuant to Article V, Section 5.12 of the Declaration, the Trustees, at a meeting held on April 1, 2009, authorized the following Series name change, effective June 1, 2009:\

•	The Series of Shares known as DWS Dreman High Return Equity VIP is hereby renamed “DWS Strategic Value VIP;”

WHEREAS, pursuant to Article V, Section 5.11 of the Declaration, the Trustees, at a meeting held on April 1, 2009, authorized the establishment of the Class “B” shares of the DWS Alternative Asset Allocation Plus VIP Series of the Trust, effective May 18, 2009;

NOW THEREFORE, pursuant to Article VIII, Section 8.3 of the Declaration, the Trustees of the Trust, hereby amend and restate the Trust’s Prior Designations, the terms of which to supersede any terms set forth in the Prior Designations:

1.           The following Series of Shares and Classes thereof are established and designated, the Shares, without par value, of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this amended and restated designation:

DWS Alternative Asset Allocation Plus VIP                                     Class A
   Class B

DWS Balanced VIP                                                                              Class A

DWS Blue Chip VIP                                                                                        Class A
       Class B

DWS Conservative Allocation VIP                                                                  Class B

DWS Core Fixed Income VIP                                                                           Class A
             Class B

DWS Diversified International Equity VIP                                                   Class A

DWS Dreman Small Mid Cap Value VIP                                                        Class A
             Class B

DWS Global Thematic VIP                                                                               Class A
             Class B

DWS Government & Agency Securities VIP                                               Class A
            Class B

DWS Growth Allocation VIP                                                                          Class B

DWS High Income VIP                                                                                   Class A
           Class B
DWS Large Cap Value VIP                                                                             Class A
            Class B

DWS Mid Cap Growth VIP                                                                            Class A

DWS Moderate Allocation VIP                                                                    Class B

DWS Money Market VIP                                                                              Class A

DWS Small Cap Growth VIP                                                                          Class A

DWS Strategic Value VIP                                                                              Class A
          Class B

DWS Strategic Income VIP                                                                           Class A

DWS Technology VIP                                                                                   Class A
           Class B

DWS Turner Mid Cap Growth VIP                                                                 Class A

2.           For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law.  The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, as such prospectus or statement of additional information may be further supplemented from time to time.

3.           The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 5th day of May, 2009.

/s/John W. Ballantine	/s/Henry P. Becton, Jr.
John W. Ballantine, Trustee	Henry P. Becton, Jr., Trustee
/s/Dawn-Marie Driscoll	/s/Keith R. Fox
Dawn-Marie Driscoll, Trustee	Keith R. Fox, Trustee
/s/Paul K. Freeman	/s/Kenneth C. Froewiss
Paul K. Freeman, Trustee	Kenneth C. Froewiss, Trustee
/s/Richard J. Herring	/s/William McClayton
Richard J. Herring, Trustee	William McClayton, Trustee
/s/Rebecca W. Rimel	/s/Axel Schwarzer
Rebecca W. Rimel, Trustee	Axel Schwarzer, Trustee
/s/William N. Searcy, Jr.	/s/Jean Gleason Stromberg
William N. Searcy, Jr., Trustee	Jean Gleason Stromberg, Trustee
/s/Robert H. Wadsworth
Robert H. Wadsworth, Trustee